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                                                                  EXHIBIT 23-3



                     [MILLER AND LENTS, LTD. LETTERHEAD]



                              September 22, 1995




MCN Corporation
500 Griswold
Detroit, MI  48226


                                            Re:  MCN Corporation
                                                 MCN Investment Corporation
                                                 Form S-3 Registration Statement


Ladies and Gentlemen:

        The firm of Miller and Lents, Ltd., consents to the incorporation by reference in the Registration Statement of MCN Corporation and MCN Investment Corporation filed on Securities and Exchange Commission Form S-3 of our report dated January 19, 1995, regarding MCN Corporation Reserves and Future Net Revenues as of December 31, 1994.

        In addition, Miller and Lents, Ltd., consents to the reference to our firm under the heading of "Experts" in the Prospectus that is part of the Form S-3 Registration Statement.

        Miller and Lents, Ltd., has no interest in MCN Corporation or in MCN Investment Corporation or in any affiliated companies or subsidiaries and is not to receive such interest as payment for such report and has no director, officer, or employee otherwise connected with MCN Corporation or MCN Investment Corporation. We are not employed by either corporation on a contingent basis.

                                        Yours very truly,

                                        MILLER AND LENTS, LTD.



                                        By /s/ Walter Crow
                                           -------------------------
                                           Walter Crow
                                           Chairman


CAB/mk